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                                                                    EXHIBIT 4.3

[ABN-AMRO LOGO]

                            Notice of Final Payment

Via Fax: (516) 227-4190

April 9, 1997

The Depository Trust Co.
Reorganization Department
Attn: Chris Kluender
Supervisor

RE:  Fremont Small Business Loan Master Trust 1993, Series B,
     Cusip #357616AB7

Dear Mr. Kluender,

This is to notify you of a final payment on the Class B Series of the Trust. The following are the specifics of the account.

        Cusip #:            357616AB7

        Distribution Date:  04/16/97

        Principal Amt:      $100,000,000.00

        Interest Amt:       $478,298.61

The bonds can be sent to:  LaSalle National Bank
                           Attn: Brian D. Ames
                           135 S. LaSalle Street, Suite 1740
                           Chicago, IL 60674

Physical presentation of the certificates must be made on or prior to the distribution date in order to prevent a delay in payment. Please fax a stamped as received copy of this notice to me at (312) 904-2084 as soon as possible. If you have any questions or concerns, please feel free to call me at (312) 904-7807.

Sincerely,


/s/  BRIAN D. AMES
------------------------------
Brian D. Ames
Trust Officer
LaSalle National Bank, Trustee